Exhibit 7.2

Dated the 29th day of April 2020

ACE VANTAGE INVESTMENTS LIMITED

(as Vendor)

and

TEMIR CORP.

(as Purchaser)

SUPPLEMENTAL AGREEMENT

IN RELATION TO THE SALE AND PURCHASE AGREEMENT

in respect of 100% of the issued share capital

of

JTI FINANCIAL SERVICES GROUP LIMITED

(as Company)

THIS SUPPLEMENTAL AGREEMENT is made on the 29th day of April 2020

ACE VANTAGE INVESTMENTS LIMITED, a company incorporated in the British Virgin Islands and having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (hereinafter called “Vendor”).

AND:

TEMIR CORP., a company incorporated in Nevada, the United States with limited liability, and having its head office at Suite 1802-03, 18/F, Strand 50, 50 Bonham Strand, Sheung Wan, Hong Kong (hereinafter called “Purchaser”).

(each, a “Party” collectively, the “Parties”).

WHEREAS:

(A)	Pursuant to an agreement (the “Agreement”) for the sale and purchase of the issued share capital in JTI Financial Services Group Limited (the “Company”) dated 2 April 2020, the Vendor has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Vendor, 10,000,000 shares in the issued share capital of the Company, representing 100% of the issued and paid-up share capital of the Company.

(B)	The parties to the Agreement have agreed to vary certain terms of the Agreement in the manner as set out in this supplemental agreement (“this Supplemental Agreement”).

NOW IT IS HEREBY AGREED as follows:

1.1	In this Supplemental Agreement and unless the context otherwise requires, definitions and interpretations used in the Agreement shall have the same meaning herein.

1.2	THAT the Agreement be amended as below:

The defined term “Long Stop Date” under DEFINITIONS AND INTERPRETATION be amended to read “ “Long Stop Date” 30 June 2020 or such later date as may be agreed between the Vendor and the Purchaser;”.

IN WITNESS whereof this Supplemental Agreement has been duly executed on the date first above written by the Parties.

VENDOR

SIGNED by ROY CHAN	)
For and on behalf of	)
ACE VANTAGE INVESTMENTS LIMITED	)
in the presence of:	)

PURCHASER

SIGNED by ALEX YUEN	)
For and on behalf of	)
TEMIR CORP.	)
in the presence of:	)

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